PRESS RELEASE	                        FOR IMMEDIATELY RELEASE

HARRIS & HARRIS GROUP, INC. (R)	        APRIL 10, 2007
111 WEST 57th STREET, SUITE 1100
NEW YORK, NEW YORK 10019	        CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 	        TEL. NO. (212) 582-0900


         MICHAEL A. JANSE TO JOIN HARRIS & HARRIS GROUP


	We are pleased to announce that Michael A. Janse has agreed to join Harris & Harris Group, Inc., as a Managing Director and as an Executive Vice President. He will be based in our Palo Alto, California, office. From March 2001 to December 2006, Mr. Janse was an Associate and since January 2007, has been a Principal with Arch Venture Partners. From 1995 to 2000, he served in several capacities with Motorola, in its Semiconductor Products Sector. He was graduated from the University of Chicago, Graduate School of Business (M.B.A., Finance and Accounting), and Brigham Young University (B.S., Chemical Engineering).

      Harris & Harris Group is a publicly traded venture capital company that makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 32 initial private equity investments have been in tiny technology-enabled companies. The Company has 21,341,029 shares of common stock outstanding.

	Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.










This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Registration Statement on Form N-2 and Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.